UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

MID-SOUTHERN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-38491	82-4821705
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 North Water Street, Salem, Indiana	47167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 883-2639

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MSVB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Mid-Southern Bancorp, Inc. (“Company”) was held on May 24, 2023.

There was a total 2,885,039 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 2,409,454 shares of common stock were represented in person or by proxy, therefore a quorum was present. The following proposals were submitted to a vote of stockholders:

Proposal 1.Election of Directors. The following individuals were elected as directors:

	FOR No. of votes	WITHHELD No. of votes	BROKER NON-VOTES No. of votes

Alexander G. Babey	1,581,931	562,399	265,124
Larry R. Bailey	1,300,278	844,052	265,124
Dana J. Dunbar	1,299,715	844,615	265,124

Based on the votes set forth above, Messer. Babey, Bailey and Dunbar were duly elected to each serve as directors of the Company for a three-year term expiring at the annual meeting of stockholders in 2026; each to serve until their respective successors have been duly elected and qualified.

Proposal 2.Ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-Votes
2,201,013	109,252	99,189	--

Based on the votes set forth above, the ratification of the appointment of FORVIS, LLP as our independent registered public accounting firm for the fiscal year December 31, 2023 was approved by stockholders.

Proposal 3.A stockholder proposal regarding hiring an investment banking firm:

For	Against	Abstain	Broker Non-Votes
1,184,196	920,542	59,592	245,124

Based on the votes set forth above, the stockholder proposal regarding the hiring an investment banking firm was approved by stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-SOUTHERN BANCORP, INC.

Date: May 24, 2023	/s/ Alexander G. Babey
Alexander G. Babey
President and Chief Executive Officer